                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                FORM 8-K/A No. 1

                                ----------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 1998

                        CORPORATE OFFICE PROPERTIES TRUST
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


                Maryland                             0-20047                            23-2947217
               ----------                           ---------                          ------------

     (State or other jurisdiction of               (Commission                        (IRS Employer
             incorporation)                        File Number)                   Identification Number)

                          One Logan Square, Suite 1105
                             Philadelphia, PA 19103
                          ----------------------------
               (Address of principal executive offices) (Zip Code)

                                 (215) 567-1800
                                ----------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On April 30, 1998, Corporate Office Properties Trust (the "Company") through affiliates of Corporate Office Properties, L.P. (the "Operating Partnership"), acquired nine multistory office buildings and three office/flex buildings (the "Acquired Properties") located in the Baltimore/Washington corridor adjacent to the BWI Airport in Linthicum, Anne Arundel County, Maryland from unrelated parties.

The purchase price of the Acquired Properties totaled approximately $72 million, paid in cash. The acquisition was accomplished through a combination of (i) the purchase of the debt encumbering the Acquired Properties from the former mortgage lender, Aetna Life Insurance Company and (ii) the purchase of all the partnership interests in the partnerships that owned the Acquired Properties. These partnership interests were owned by Airport Square Limited Partnership, a Maryland limited partnership, Airport Square Corporation, a Maryland corporation and Camp Meade Corporation, a Maryland corporation. In connection with the acquisition, the Company obtained the right to purchase the Acquired
Properties for $250,000 from Constellation Real Estate, Inc. The Company has executed various agreements to purchase substantially all of the operating real estate activities and assets of affiliates of Constellation Real Estate, Inc.

The Acquired Properties, located in the Airport Square Office Park and the Airport Square Technology Park, total approximately 813,000 square feet. As of June 1, 1998, the Acquired Properties were 97% leased to 28 tenants. Major tenants include the government of the United States of America and Ciena Corporation, under several leases aggregating approximately 210,000 and 182,000 square feet, respectively, representing 26% and 22% of the Acquired Properties' aggregate square feet.

The following table sets forth a summary schedule of the lease expirations for the Acquired Properties, for leases in place as of June 1, 1998, assuming that none of the tenants exercise renewal options.



Year of Lease    Number of      Square      Percentage of    Total Rental      Total Rental      Percentage of
  Expiration      Leases      Footage of    Total Leased      Revenue of        Revenue of        Total Rental
                 Expiring      Expiring      Square Feet       Expiring       Expiring Leases       Revenue
                                Leases                      Leases ($000)      per Rentable       Expiring (1)
                                                                 (1)          Square Foot (1)
   5/1/98 -          7          117,178          14.84%       $ 1,117,009            $ 9.53            10.98%
 12/31/98 (2)
     1999            7          206,386          26.13          2,769,888             13.42            27.22
     2000            5           16,573           2.10            259,076             15.63             2.55
     2001            5           84,905          10.75          1,459,834             17.19            14.35
     2002            8          211,431          26.77          2,590,329             12.25            25.46
     2003            -            -                -               -                   -                -
     2004            -            -                -               -                   -                -
     2005            2           61,779           7.82            967,272             15.66             9.50
     2006            -            -                -               -                   -                -
     2007            -            -                -               -                   -                -
     2008            2           91,589          11.59          1,012,376             11.05             9.94
   2009 and          -              -              -               -                    -               -
  thereafter
                   ----        ---------       ---------     -------------          --------         ----------
Total/Average       36          789,841         100.00%       $10,175,784            $12.88           100.00%
                   ----        ---------       ---------     -------------          --------         ----------
                   ----        ---------       ---------     -------------          --------         ----------


(1) Total Rental Revenue is the monthly contractual charge as of June 1, 1998 multiplied by 12 including any operating expense reimbursements
(2)   Excludes 22,775 vacant square feet as of June 1, 1998.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Businesses Acquired

               The combined financial statements of the Acquired Properties are included herein. See pages F-15 through F-19.

          (b)  Pro Forma Financial Information

               The pro forma condensed consolidated financial statements of the Company are included herein. See pages F-2 through F-14.

              (c)  Exhibits

Exhibit Number      Description
--------------      -----------

2.1*                Assignment of Partnership Interests dated as of April
                    30, 1998 between Airport Square Limited Partnership, Airport Square Corporation, Camp Meade Corporation and COPT Airport Square One LLC and COPT Airport Square Two LLC.

10.1* Assignment of Purchase and Sale Agreement dated as of April 30, 1998 between Aetna Life Insurance Company and the Operating Partnership.

10.2* Assignment of Loan Purchase and Sale Agreement dated as of April 30, 1998 between Constellation Real Estate, Inc. and the Operating Partnership.

10.3* Purchase and Sale Agreement dated as of April 1, 1998 between Aetna Life Insurance Company and Airport Square Limited Partnership

10.4* Loan Purchase and Sale Agreement dated as of March 13, 1998 between Aetna Life Insurance Company and Constellation Real Estate, Inc.

10.5* Amendment to Loan Purchase and Sale Agreement dated as of April 16, 1998 between Aetna Life Insurance Company and Constellation Real Estate, Inc.

Exhibits and Schedules have been omitted based on rule 601 (b) (2). Such exhibits and schedules are described in the agreements. The registrant hereby agrees to furnish to the Commission upon its request any or all such omitted exhibits or schedules.

*As previously filed with the Current Report on Form 8-K filed May 14, 1998.

         SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 6, 1998

                                  CORPORATE OFFICE PROPERTIES TRUST

                                  By:      /s/ Clay W. Hamlin, III
                                           -----------------------
                                  Name:    Clay W. Hamlin, III
                                  Title:    President and
                                            Chief Executive Officer

                                  By:      /s/ Thomas D. Cassel
                                           --------------------
                                  Name:    Thomas D. Cassel
                                  Title:    Vice President Finance

                                            INDEX TO FINANCIAL STATEMENTS



I.     UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
       FINANCIAL STATEMENTS OF THE COMPANY

       Pro forma Condensed Consolidating Balance Sheet as of March 31, 1998                         F-4

       Pro forma Condensed Consolidating Statements of Operations for the Three Months
             Ended March 31, 1998 and for the Year Ended December 31, 1997                          F-5

       Notes and Management's Assumptions to Pro Forma Condensed Consolidating
             Financial Information                                                                  F-7


II.    AIRPORT SQUARE ACQUISITION PROPERTIES

       Report of Independent Accountants                                                           F-15

       Combined Statement of Revenue and Certain Expenses for the Year
             Ended December 31, 1997                                                               F-16

       Notes to Combined Statement of Revenue and Certain Expenses                                 F-17

       Combined Statement of Revenue and Certain Expenses for the Three Months
             Ended March 31, 1998 (unaudited)                                                      F-19

                        CORPORATE OFFICE PROPERTIES TRUST
             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following sets forth the unaudited pro forma condensed consolidating balance sheet of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the "Operating Partnership") as of March 31, 1998, and the unaudited pro forma condensed consolidating statements of operations for the year ended December 31, 1997 and the three-month period ended March 31, 1998 of the Company (as defined below). Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the "Company."

In October 1997, the Operating Partnership acquired partnership interests in a portfolio of ten properties (the "Initial Office Properties"), representing the Mid-Atlantic suburban office operations of The Shidler Group, subject to $100 million of indebtedness (the "Term Credit Facility"). At that time, the Company became the sole general partner of the Operating Partnership, which was formed to acquire and hold the Initial Office Properties. In connection with the acquisition of the Initial Office Properties, the Company issued 600,000 of its common shares of beneficial interest ("Common Shares") and the Operating Partnership issued (or committed to issue) 3,181,818 common partnership units ("Partnership Units") and 2.1 million preferred partnership units ("Preferred Units").

The acquisition of the Initial Office Properties is reflected in the Company's historical consolidated balance sheet as of December 31, 1997, and is included in the pro forma condensed consolidating statements of operations as if it occurred on January 1, 1997.

The pro forma condensed consolidating financial information is presented as if the following transactions had been consummated on March 31, 1998 for balance sheet purposes, and at the beginning of the period presented for purposes of the statements of operations:

o The completion of a public offering (the "Offering") in which the Company issued 7,500,000 Common Shares at $10.50 per share and contributed all of the net proceeds to the Operating Partnership in exchange for 7,500,000 Partnership Units.

o The acquisition of nine multistory office buildings and three office/flex buildings (the "Airport Square Properties"). As reported in the Company's Current Report on Form 8-K filed May 14, 1998 and as amended on this Current Report on Form 8-K/A filed July 7, 1998, the Company closed on this acquisition on April 30, 1998 and the purchase price totaled approximately $72 million.

o        The acquisition of two office properties (the "Fairfield Properties").
         As reported in the Company's Current Report on Form 8-K filed June 10, 1998 and as amended on Current Report on Form 8-K/A filed July 7, 1998, the Company closed on this acquisition on May 28, 1998 and the purchase price totaled $28.8 million, including $6.5 million of assumed debt with the balance paid in cash.

o The closing of a $100 million, two-year-senior revolving credit facility (the "Revolving Credit Facility") and the borrowing of $23,750,000 under the Revolving Credit Facility to pay a portion of the consideration for the Fairfield Properties.

o The acquisition by the Company from various parties (collectively, "Constellation") of interests in (i) 14 office and 2 retail properties (the "Constellation Properties"); (ii) a 75% ownership interest in a real estate management services entity; and (iii) certain equipment, furniture and other assets related to management operations ((ii) and (iii) collectively, the "Constellation Service Companies") in exchange for: (a) issuance by the Company of 969,900 non-voting Series A Convertible Preferred Shares of Beneficial Interest, $0.01 par value, $25.00 liquidation preference ("Preferred Shares") and 6,928,000 Common Shares; (b) the assumption of debt aggregating $12,990,000; and
          (c) the payment of $69,038,000 in cash. The foregoing is reported in the Company's Preliminary Proxy Statement filed on Schedule 14A on June 26, 1998 and is referred to herein as the "Transaction."

o The borrowing of $73,143,000 under the Revolving Credit Facility to pay for certain of the cash requirements of the Transaction.

o The contribution by the Company of all the assets acquired in the Transaction to the Operating Partnership in exchange for Partnership Units and Preferred Units.

The accompanying pro forma condensed consolidating financial information does not include the effects of the acquisition of two retail properties (the "Development Properties") in connection with the Transaction, as the Company's obligation to complete such acquisitions is contingent on the occurrence of certain events.

This pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company and those of the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Constellation Properties and the Constellation Service Companies. In management's opinion, all adjustments necessary to reflect the effects of the foregoing transactions have been made. This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to represent the future financial position and the results of operations of the Company.

                        Corporate Office Properties Trust
                 Pro Forma Condensed Consolidating Balance Sheet

                              As of March 31, 1998
                                   (Unaudited)

                  (Dollars in thousands, except per share data)


                                                                    Offering,
                                                      Company     Airport Square
                                                     Historical   and Fairfield     Pro Forma           Pro Forma
                                                        (A)       Properties (B)    Adjustments (C)    Consolidated
                                                     ---------    --------------    ---------------    ------------
Assets
         Net investments in real estate              $ 187,730      $ 102,073         $ 180,047 (D)     $ 469,850
         Cash and cash equivalents                       2,346            386              --              2,732
         Deferred costs, net                               793            505              --              1,298
         Investment in management company                 --             --               2,500 (D)         2,500
         Other assets                                    1,787           --                --              1,787
                                                     ---------      ---------         ---------        ---------
                  Total assets                       $ 192,656      $ 102,964         $ 182,547        $ 478,167
                                                     ---------      ---------         ---------        ---------
                                                     ---------      ---------         ---------        ---------
Liabilities and shareholders' equity
Liabilities
         Mortgage loans payable                      $ 114,301      $  30,215         $  86,133 (E)    $ 230,649
         Other liabilities                               2,893           --                  --            2,893
                                                     ---------      ---------         ---------        ---------
                  Total liabilities                    117,194         30,215            86,133          233,542
                                                     ---------      ---------         ---------        ---------
Minority interests
         Preferred Units                                52,500           --                  --           52,500
         Partnership Units                              12,111           --                  --           12,111
                                                     ---------      ---------         ---------        ---------
                  Total minority interests              64,611           --                  --           64,611
                                                     ---------      ---------         ---------        ---------
Shareholders' equity
         Preferred shares of beneficial interest          --             --                  10 (F)           10
         Common shares of beneficial interest               23             75                69 (G)          167
         Additional paid in capital                     16,647         72,674            96,335 (H)      185,656
         Accumulated deficit                            (5,819)          --                  --           (5,819)
                                                     ---------      ---------         ---------        ---------
                  Total shareholders' equity            10,851         72,749            96,414          180,014
                                                     ---------      ---------         ---------        ---------
                  Total liabilities and
                   shareholders' equity              $ 192,656      $ 102,964         $ 182,547        $ 478,167
                                                     ---------      ---------         ---------        ---------
                                                     ---------      ---------         ---------        ---------


See accompanying notes and management's assumptions to pro forma financial statements

                        Corporate Office Properties Trust
            Pro Forma Condensed Consolidating Statement of Operations

                      For the Year Ended December 31, 1997
                                   (Unaudited)

                  (Dollars in thousands, except per share data)


                                                                             Offering,
                                                                          Initial Office,
                                                           Company        Airport Square
                                                          Historical       and Fairfield     Pro Forma         Pro Forma
                                                             (A)          Properties (B)    Adjustments (C)   Consolidated
                                                          ----------      ---------------  ----------------   ------------
Revenues:
         Base rents                                       $     6,122      $    23,129     $      14,756 (D)  $    44,007
         Tenant reimbursements                                    434            2,795             2,095 (D)        5,324
         Other                                                     62               20               213 (D)          295
                                                          -----------      -----------     -------------      -----------
                  Total revenues                                6,618           25,944            17,064           49,626
                                                          -----------      -----------     -------------      -----------
Expenses:
         Property operating                                       728            8,029             5,986 (D)       14,743
         General and administrative                               533              299               526 (D)        1,358
         Interest expense                                       2,855            8,194             6,177 (D)       17,226
         Depreciation and amortization                          1,331            5,059             3,517 (D)        9,907
         Termination of Advisory Agreement                      1,353             --              (1,353)(E)           --
                                                          -----------      -----------     -------------      -----------
                  Total expenses                                6,800           21,581            14,853           43,234
                                                          -----------      -----------     -------------      -----------
Equity in income of management company                           --               --                  55 (D)           55
                                                          -----------      -----------     -------------      -----------
Income (loss) before minority interests                          (182)           4,363             2,266            6,447
Minority interests
         Preferred Units                                         (720)            --              (2,692)(F)       (3,412)
         Partnership Units                                        (65)            --                (131)(F)         (196)
                                                          -----------      -----------     -------------      -----------
Net income (loss)                                                (967)           4,363              (557)           2,839
Preferred share distributions                                    --               --              (1,334)(F)       (1,334)
                                                          -----------      -----------     -------------      -----------
Net income (loss) available to Common Shareholders        $      (967)     $     4,363     $      (1,891)     $     1,505
                                                          -----------      -----------     -------------      -----------
                                                          -----------      -----------     -------------      -----------
Net income (loss) per share:  Basic and diluted           $     (0.60)                                        $      0.09
                                                          -----------                                         -----------
                                                          -----------                                         -----------

Weighted average number of shares                           1,600,807                                          16,699,083
                                                          -----------                                         -----------
                                                          -----------                                         -----------




See accompanying notes and management's assumptions to pro forma financial statements

                        Corporate Office Properties Trust
            Pro Forma Condensed Consolidating Statement of Operations

                 For the Three Month Period Ended March 31, 1998
                                   (Unaudited)

                  (Dollars in thousands, except per share data)


                                                                          Offering,
                                                          Historical    Airport Square
                                                         Consolidated   and Fairfield      Pro Forma          Pro Forma
                                                              (A)       Properties (B)   Adjustments (C)     Consolidated
                                                         ------------   ---------------  ---------------     -------------
Revenues:
         Base rents                                    $     4,919      $     3,496      $     3,694(D)      $    12,109
         Tenant reimbursements                                 553              142              426(D)            1,121
         Other                                                  53                4               82(D)              139
                                                       -----------      -----------      -----------         -----------
                  Total revenues                             5,525            3,642            4,202              13,369
                                                       -----------      -----------      -----------         -----------
Expenses:
         Property operating                                    899            1,088            1,473(D)            3,460
         General and administrative                            299               29              137(D)              465
         Interest expense                                    2,159              579            1,543(D)            4,281
         Depreciation and amortization                       1,041              564              879(D)            2,484
         Reformation costs                                     637             --               (637)(E)            --
                                                       -----------      -----------      -----------         -----------
                  Total expenses                             5,035            2,260            3,395              10,690
                                                       -----------      -----------      -----------         -----------
Equity in income of management company                        --               --               (159)(D)            (159)
                                                       -----------      -----------      -----------         -----------
Income (loss) before minority interests                        490            1,382              648               2,520
Minority interests
         Preferred Units                                      (853)            --                 -- (F)            (853)
         Partnership Units                                    (136)            --                (44)(F)            (180)
                                                       -----------      -----------      -----------         -----------
Net income (loss)                                             (499)           1,382              604               1,487
Preferred share distributions                                 --               --               (333)(F)            (333)
                                                       -----------      -----------      -----------         -----------
Net income (loss) available to Common Shareholders     $      (499)     $     1,382      $       271         $     1,154
                                                       -----------      -----------      -----------         -----------
                                                       -----------      -----------      -----------         -----------
Net income (loss) per share:  Basic and diluted        $     (0.22)                                          $      0.07
                                                       -----------      -----------      -----------         -----------
                                                       -----------      -----------      -----------         -----------
Weighted average number of shares                        2,268,333                                            16,699,083
                                                       -----------      -----------      -----------         -----------
                                                       -----------      -----------      -----------         -----------


See accompanying notes and management's assumptions to pro forma financial statements

                        CORPORATE OFFICE PROPERTIES TRUST

                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                        PRO FORMA CONDENSED CONSOLIDATING

                              FINANCIAL INFORMATION

           (Dollars in thousands, except share and per share amounts)

1.       Basis of Presentation:

Corporate Office Properties Trust (the "Company") is a self-administered Maryland real estate investment trust. As of March 31, 1998, the Company's portfolio included 17 commercial real estate properties leased for office and retail purposes.

These pro forma condensed consolidating financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Constellation Properties and the Constellation Service Companies. In management's opinion, all adjustments necessary to reflect the effects of the Offering and the acquisitions of the Initial Office Properties, the Airport Square Properties, the Fairfield Properties, the Constellation Properties and the Constellation Service Companies by the Company have been made.

2.       Adjustments to Pro Forma Condensed Consolidating Balance Sheet:

(A) Reflects the historical consolidated balance sheet of the Company as of March 31, 1998.

(B) Reflects the effects of the Offering and the acquisitions of the Airport Square Properties and the Fairfield Properties.


                                                            Airport Square     Fairfield
                                               Offering(i)  Properties (ii)  Properties(iii)    Combined
                                               -----------  ---------------  ---------------    --------
Assets
    Net investments in real estate              $   --         $ 72,668        $ 29,405         $102,073
    Cash and cash equivalents                     72,749        (72,668)            305              386
    Deferred costs, net                             --             --               505              505
                                                --------       --------        --------         --------
              Total assets                      $ 72,749       $   --          $ 30,215         $102,964
                                                --------       --------        --------         --------
                                                --------       --------        --------         --------
Liabilities and shareholders' equity
    Liabilities
       Mortgage loans payable                   $   --         $   --          $ 30,215         $ 30,215
                                                --------       --------        --------         --------
              Total liabilities                     --             --            30,215           30,215
                                                --------       --------        --------         --------
    Shareholders' equity
       Common shares of beneficial interest           75           --              --                 75
       Additional paid in capital                 72,674           --              --             72,674
                                                --------       --------        --------         --------
              Total shareholders' equity          72,749           --              --             72,749
                                                --------       --------        --------         --------
              Total liabilities and

                  shareholders' equity          $ 72,749       $   --          $ 30,215         $102,964
                                                --------       --------        --------         --------
                                                --------       --------        --------         --------


         (i) Reflects the proceeds of the Offering of $78,750 based upon an offering of 7,500,000 Common Shares at an offering price of $10.50 per share, net of underwriting discounts and offering expenses of approximately $6,001.

         (ii) Reflects the Company's acquisition of the Airport Square Properties based upon the purchase price of $71,479 plus closing costs of $1,189 paid in cash.

         (iii) Reflects the Company's acquisition of the Fairfield Properties based upon the purchase price of $28,800 plus closing costs of $605 paid through the Company's assumption of debt of $6,465 and initial funding proceeds of $23,750 from the Revolving Credit Facility, net of loan fees totaling $505 in connection with the Revolving Credit Facility and the debt assumed.

(C) The accompanying pro forma condensed consolidating financial information does not include the effects of the acquisition of the Development Properties (estimated purchase price of $25,594), as the Company's obligation to complete such acquisitions is contingent on the occurrence of certain events.

(D) Reflects the contribution of the Constellation Properties and Constellation Service Companies in exchange for: (i) issuance of 969,900 Preferred Shares at a value equal to a liquidation preference of $25.00 per share ($24,248); (ii) issuance of 6,928,000 Common Shares at a value of $10.50 per share ($72,744); (iii) assumption of debt aggregating $12,990; and (iv) utilization of loan proceeds from the Revolving Credit Facility of $72,565, including payment of $3,527 of costs associated with the acquisition. The total contribution is recorded as follows:



               o Net investments in real estate                       $     180,047
               o Investment in management company                             2,500
                                                                      -------------
               Total investments from Transaction                     $     182,547
                                                                      -------------
                                                                      -------------

          The Company will be acquiring from Constellation an interest in the Constellation Service Companies for $2,500 which the Company will contribute to a newly formed company in exchange for indebtedness and stock. As this investment will be accounted for under the equity method of accounting, the pro forma adjustments reflect the income
          (loss) from this investment as equity in income of management company.

(E)       Reflects the net increase in mortgage loans payable as follows:


               o Net proceeds from the Revolving Credit Facility
                 in connection with the Transaction                   $      73,143

               o Assumption of mortgages in connection with the
                 Transaction                                                 12,990
                                                                      -------------
               Net increase in mortgage loans payable                 $      86,133
                                                                      -------------
                                                                      -------------

(F)       Reflects the issuance of  969,900 Preferred Shares,

          $0.01 par value                                             $          10
                                                                      -------------
                                                                      -------------

(G)       Reflects the issuance of  6,928,000 Common Shares,

          $0.01 par value                                             $          69
                                                                      -------------
                                                                      -------------

(H)       Reflects increase in additional paid in capital as follows:


               o Issuance of 969,900 Preferred Shares, excess of     $ 24,238
                 $25.00 over par

               o Issuance of 6,928,000 Common Shares, excess of
                 $10.50 over par                                       72,675
               o Less: costs in connection with  the  Transaction        (578)
                                                                     --------

          Net increase in additional paid in capital                 $ 96,335
                                                                     --------
                                                                     --------


3.   Adjustments to Pro Forma Condensed Consolidating Statements of Operations:

(A) Reflects the historical consolidated operations of the Company.

(B) Reflects the effects of the combined adjusted historical operations of the Initial Office Properties, the Airport Square Properties and the Fairfield Properties which were acquired on October 14, 1997, April 30, 1998 and May 28, 1998, respectively.

For the Year Ended December 31, 1997


                                               Initial Office                         Fairfield
                                                 Properties       Airport Square      Properties
                                                   through          Properties         through         Pro Forma
                                                  10/13/97       through 12/31/97     12/31/97        Adjustments      Combined
                                               --------------    ----------------     ----------      -----------      --------
Revenues
    Base rents                                    $12,216            $ 8,524           $ 2,389        $  --            $23,129
    Tenant reimbursements                           1,282                275             1,238           --              2,795
    Other                                            --                   20              --             --                 20
                                                  -------            -------           -------        -------          -------
              Total revenues                       13,498              8,819             3,627           --             25,944
                                                  -------            -------           -------        -------          -------
Expenses
    Property operating                              2,731              3,367             1,931           --              8,029
    General and administrative                        174                 41                84           --                299
    Interest expense                                7,388               --                --              806(i)         8,194
    Depreciation and amortization                   2,580               --                --            2,479(ii)        5,059
                                                  -------            -------           -------        -------          -------
              Total expenses                       12,873              3,408             2,015          3,285           21,581
                                                  -------            -------           -------        -------          -------

Income (loss) before minority interests           $   625            $ 5,411           $ 1,612        $(3,285)         $ 4,363
                                                  -------            -------           -------        -------          -------
                                                  -------            -------           -------        -------          -------


For the Three-Month Period Ended March 31, 1998


                                                                                      Fairfield
                                                                  Airport Square      Properties
                                               Initial Office       Properties        Historical
                                                 Properties         Historical         through         Pro Forma
                                                 Historical      through 3/31/98       3/31/98        Adjustments      Combined
                                               --------------    ---------------      ----------      -----------      --------
Revenues

    Base rents                              $       --           $ 2,528             $   968         $  --              $ 3,496
    Tenant reimbursements                           --                64                  78            --                  142
    Other                                           --                 4                --              --                    4
                                            ------------         -------             -------         -------            -------
              Total revenues                        --             2,596               1,046            --                3,642
                                            ------------         -------             -------         -------            -------

Expenses

    Property operating                              --               805                 283            --                1,088
    General and administrative                      --                 6                  23            --                   29
    Interest expense                                --              --                  --               579(i)             579
    Depreciation and amortization                   --              --                  --               564(ii)            564
                                            ------------         -------             -------         -------            -------
              Total expenses                        --               811                 306           1,143              2,260
                                            ------------         -------             -------         -------            -------

Income (loss) before minority interests     $       --           $ 1,785             $   740         $(1,143)           $ 1,382
                                            ------------         -------             -------         -------            -------
                                            ------------         -------             -------         -------            -------

         (i)      Reflects the net increase in interest expense resulting from:

                                                                                     For the Three
                                                                For the Year          Month Period
                                                                   Ended                 Ended
                                                              December 31, 1997      March 31, 1998
                                                              -----------------      --------------

o The Term Credit Facility, for the period January 1, 1997
  through October 13, 1997, the date on which the loan
  originated, which debt bears interest at 7.5% per
  annum, net of historical interest expense
  of the Initial Office Properties                             $(1,511)                 $  --

o The debt assumed in connection with the
  acquisition of the Fairfield Properties
  which debt bears interest at 8.29% per                           536                      134
  annum

o The borrowing on the Revolving Credit Facility of $23,750
  in connection with the acquisition of the Fairfield
  Properties (which debt bears interest at
  LIBOR plus 175 basis points) assuming a
  LIBOR rate of 5.75%                                            1,781                      445
                                                               -------                  -------

                                                               $   806                  $   579
                                                               -------                  -------
                                                               -------                  -------



         (ii) Reflects the net increase in depreciation and amortization expense resulting from:


                                                                         For the Three
                                                    For the Year         Month Period
                                                       Ended                 Ended
                                                 December 31, 1997      March 31, 1998
                                                 -----------------      --------------

 o  Depreciation of buildings acquired over
    a 40-year useful life                         $           2,588         $         511



                                                                        For the Three
                                                   For the Year         Month Period
                                                      Ended                 Ended
                                                 December 31, 1997      March 31, 1998
                                                 -----------------      --------------

o Reduction in amortization of deferred
  financing fees related to loans held by
  previous owners of the Initial Office
  Properties ($515), net of amortization of
  deferred financing debt related to Term
  Credit Facility held by the Company on
  Initial Office Properties ($192)                           (323)                    -

o Amortization of deferred financing fees
  related to debt assumed in connection
  with the Fairfield Properties                                10                     2


o Amortization of deferred financing fees
  related to the Revolving Credit Facility                    204                    51
                                                -----------------         -------------

                                                $           2,479         $         564
                                                -----------------         -------------
                                                -----------------         -------------

(C) Consistent with the pro forma condensed consolidating balance sheet, the pro forma statements of operations do not reflect the operations of the Development Properties.

(D) Reflects the effects of the combined adjusted historical operations of the Constellation Properties and Constellation Service Companies.

For the Year ended December 31, 1997



                                                Constellation      Constellation      Pro Forma
                                                  Properties     Service Companies  Constellation
                                                  Historical        Historical       Adjustments     Combined
                                                -------------    -----------------  -------------    ---------
Revenues
    Base rents                                  $ 14,756          $   --            $   --           $ 14,756
    Tenant reimbursements                          2,095              --                --              2,095
    Other                                            213            11,226           (11,226)(i)          213
                                                --------          --------          --------         --------
              Total revenues                      17,064            11,226           (11,226)          17,064
                                                --------          --------          --------         --------
Expenses
    Property operating                             5,986              --                --              5,986
    General and administrative                       526            10,242           (10,242)(ii)         526
    Interest expense                                --                  18             6,159(iii)       6,177
    Depreciation and amortization                   --                 225             3,292(iv)        3,517
                                                --------          --------          --------         --------
              Total expenses                       6,512            10,485              (791)          16,206
                                                --------          --------          --------         --------
Equity in income of management company              --                --                  55(v)            55
                                                --------          --------          --------         --------
Income before income taxes
and minority interests                          $ 10,552          $    741          $(10,380)        $    913
                                                --------          --------          --------         --------
                                                --------          --------          --------         --------

For the Three-Month Period Ended March 31, 1998

                                               Constellation       Constellation      Pro Forma
                                                Properties       Service Companies  Constellation
                                                Historical          Historical       Adjustments         Combined
                                                -------------    -----------------  -------------        ---------
Revenues
    Base rents                                   $ 3,694          $  --             $  --                  $ 3,694
    Tenant reimbursements                            426             --                --                      426
    Other                                             82            3,717            (3,717)(i)                 82
                                                 -------          -------           -------                -------
              Total revenues                       4,202            3,717            (3,717)                 4,202
                                                 -------          -------           -------                -------
Expenses
    Property operating                             1,473             --                --                    1,473
    General and administrative                       137            3,685            (3,685)(ii)               137
    Interest expense                                --                  3             1,540(iii)             1,543
    Depreciation and amortization                   --                 67               812(iv)                879
                                                 -------          -------           -------                -------
              Total expenses                       1,610            3,755            (1,333)                 4,032
                                                 -------          -------           -------                -------
Equity in income of management company              --               --                (159)(v)                (159)
                                                 -------          -------           -------                -------
Income (loss) before income taxes and
  minority interests                             $ 2,592          $   (38)          $(2,543)               $    11
                                                 -------          -------           -------                -------
                                                 -------          -------           -------                -------



                                                                                                       For the Three
                                                                                For the Year           Month Period
                                                                                   Ended                   Ended
                                                                             December 31, 1997        March 31, 1998

          (i)       Reflects the reclassification of Constellation
                    Service Companies' historical revenue to equity in
                    income of management company.                                    $(11,226)              $(3,717)
                                                                                     --------               -------
                                                                                     --------               -------
         (ii)       Reflects the reclassification of Constellation Service
                    Companies' historical operating expenses to
                    equity in income of management company.                          $(10,242)              $(3,685)
                                                                                     --------               -------
                                                                                     --------               -------
         (iii)      Reflects the net changes in interest expense as follows:

                    o The borrowing on the Revolving Credit Facility of
                      $73,143 in connection with the Transaction (which debt
                      bears interest at LIBOR plus 175 basis points) assuming
                      a LIBOR rate of 5.75%, net of interest on $4,217 in
                      debt associated with properties under
                      construction                                                   $  5,168               $ 1,291

                    o The fee of 25 basis points per annum on the
                      unused portion of the Revolving Credit
                      Facility of $3,107                                                    8                     2

                    o The debt of $9,581 assumed in connection with
                      the acquisition of the Constellation
                      Properties which debt bears interest at a
                      fixed rate of 7.5% per annum                                        720                   180

                    o The debt of $3,409 assumed in connection with
                      the acquisition of the Constellation
                      Properties which debt bears interest at a
                      fixed rate of 8.25% per annum                                       281                    70

                    o Reclassification of Constellation Service Companies'
                      historical interest expense to equity in income
                      of management company                                               (18)                   (3)
                                                                                     --------               -------
                                                                                       $6,159                $1,540
                                                                                     --------               -------
                                                                                     --------               -------

                                                                                                       For the Three
                                                                                For the Year           Month Period
                                                                                   Ended                   Ended
                                                                             December 31, 1997        March 31, 1998
                                                                             -----------------        --------------
         (iv)      Reflects the net change in depreciation and amortization
                   expense as follows:

                       o Depreciation of buildings acquired from
                         Constellation over a 40-year useful life               $       3,517          $        879

                       o Reclassification of Constellation Service
                         Companies' historical depreciation and
                         amortization to equity in income of management
                         company                                                         (225)                  (67)
                                                                                -------------          ------------
                                                                                $       3,292          $        812
                                                                                -------------          ------------
                                                                                -------------          ------------

         (v) Reflects the net change in equity in income of management company as follows:

                         o Reclassification of Constellation Service
                           Companies' historical income and expenses            $         741          ($       38)

                         o Elimination of construction contract revenue
                           earned by Constellation Service Companies in
                           connection with operations that are not
                           expected to have a continuing impact on the
                           Company                                                     (4,122)               (1,889)

                         o Elimination of construction contract costs
                           incurred by Constellation Service Companies in
                           connection with operations that are not
                           expected to have a continuing impact on the
                           Company                                                      3,768                 1,852

                         o Addition of net overhead costs not included
                           in historical costs and expected to have a
                           continuing impact on the Company                              (122)                 (177)

                         o Depreciation expense on personal property of
                           $405 over a 5-year useful life                                 (81)                  (20)

                         o Adjustment to Constellation Service
                           Companies' historical depreciation and
                           amortization                                                   122                    42

                         o To reflect income tax (expense) benefit at an
                           assumed rate of 40%                                            (42)                   111

                         o To reflect minority interest in management
                           company                                                       (124)                  (19)

                         o To reflect adjustment for purchase price of
                           management company to pro forma net income
                           over 20 years                                                  (85)                  (21)
                                                                                 -------------          ------------
                                                                                $          55          $      (159)
                                                                                 -------------          ------------
                                                                                 -------------          ------------

(E) Costs relating to termination of the advisory agreement and the reformation of the Company aggregating $1,353 and $637 for the year ended December 31, 1997 and the three-month period ended March 31, 1998, respectively, have been excluded since such costs are not expected to have a continuing impact on the Company.

(F) Reflects the effects of contribution of the net assets received from the Offering and the Transaction to the Operating Partnership in exchange for 7,500,000 Partnership Units as a result of the Offering and for 969,900 Preferred Units and 6,928,000 Partnership Units as a result of the Transaction.

         The following table presents the calculation of the post closing percentage ownership of Partnership Units in the Operating Partnership (i.e. not including Preferred Units):


                                                     Company                  Others                Total
                                               ---------------------    -------------------    -----------------
         Partnership Units - pre closing               600,000                 2,581,818             3,181,818
         Offering                                    7,500,000                         -             7,500,000
         Transaction                                 6,928,000                         -             6,928,000
                                               ---------------          ----------------       ---------------
         Partnership Units - post closing           15,028,000                 2,581,818            17,609,818
                                               ---------------          ----------------       ---------------
                                               ---------------          ----------------       ---------------
         Percentage ownership                             85.3%                     14.7%                100.0%
                                               ---------------          ----------------       ---------------
                                               ---------------          ----------------       ---------------


         Minority interest in income (loss) has been reflected, on a pro forma basis, in accordance with the Operating Partnership Agreement. The holders of Preferred Units are allocated income up to 6.5% or 5.5% of their investment on a pari passu basis with remaining income, if any, or loss allocated between the Company (85.3%) and the remaining partners (14.7%). The adjustments to record the income (loss) effect of the minority interest share of income (loss) in the pro forma statements of operations were computed as follows:

                                                                                                       For the Three
                                                                                For the Year           Month Period
                                                                                    Ended                  Ended
                                                                              December 31, 1997       March 31, 1998
                                                                              -----------------       --------------
                     Income before minority interests                            $       6,447         $        2,520

                     Less: income from the retail properties directly
                            owned by the Company
                                                                                          (368)                  (104)
                                                                                 --------------        ---------------
                     Income before minority interest

                            - Operating Partnership                                      6,079                  2,416
                     Preferred Unitholders
                            - $52,500 @ 6.5%                                             3,412                    853
                     Preferred Unitholders/Shareholders
                            - $24,248 @ 5.5%                                             1,334                    333
                                                                                 -------------         --------------
                     Remaining Operating Partnership allocation                          1,333                  1,230
                                                                                 -------------         --------------
                                                                                 -------------         --------------
                     Pro forma minority share
                            - Partnership Units (14.7%)                                    196                    180
                                                                                 -------------         --------------
                                                                                 -------------         --------------

                     Remaining Operating Partnership allocation (85.3%)                  1,137                  1,050

                     Add back: income from retail properties directly
                           owned by the Company                                            368                    104
                                                                                 -------------         --------------

                     Net income allocated to Common Shareholders                 $       1,505         $        1,154
                                                                                 -------------         --------------
                                                                                 -------------         --------------

                                    Coopers & Lybrand L.L.P.
Coopers
&Lybrand
                                    a professional services firm


                        Report of Independent Accountants

To Corporate Office Properties Trust:

We have audited the accompanying combined statement of revenue and certain expenses of Airport Square Acquisition Properties (the "Properties") as described in Note 1 for the year ended December 31, 1997. This financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses as described in Note 2, of the Properties for the year ended December 31, 1997 in conformity with generally accepted accounting principles.





/s/ Coopers & Lybrand L.L.P.
----------------------------
2400 Eleven Penn Center
Philadelphia, Pennsylvania

May 20, 1998

                      AIRPORT SQUARE ACQUISITION PROPERTIES
               Combined Statement of Revenue and Certain Expenses
                      for the year ended December 31, 1997

Revenue:

     Base rents                                                         $   8,524,068
     Tenant reimbursements                                                    275,238
     Interest income                                                           19,664
                                                                         -------------
                  Total revenue                                             8,818,970
                                                                         -------------
Certain expenses:
     Property operating                                                     1,996,238
     Maintenance                                                              905,206
     Real estate taxes                                                        465,002
     General and administrative                                                41,325
                                                                         -------------
                  Total certain expenses                                    3,407,771
                                                                         -------------
Revenue in excess of certain expenses                                   $   5,411,199
                                                                         -------------
                                                                         -------------


                See accompanying notes to this financial statement.

                      AIRPORT SQUARE ACQUISITION PROPERTIES

           Notes to Combined Statement of Revenue and Certain Expenses

 1.      Business:

         The accompanying combined statement of revenue and certain expenses relates to the operations of Airport Square Acquisition Properties (the "Properties"), consisting of the revenues and certain expenses of the following: Airport Square II Company, Airport Square IV Company, Airport Square V Company, Airport Square X Company, Airport Square XI Company, Airport Square XIII Company, Airport Square XIV Company, Airport Square XIX Company, Airport Square XX Company, Tech Park I, Tech Park II and Tech Park IV office buildings.

 2.      Summary of Significant Accounting Policies:

                  Basis of Presentation:

         The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement is not representative of the actual operations of the Company for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, interest expense and management fees, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Properties, have been excluded.

                  Revenue and Expense Recognition:

         Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

                  Interest Income:

         Interest income represents interest earned on a note receivable due in June 2000 related to tenant improvements.

                  Use of Estimates:

         The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

 3.      Rentals:

         The Properties have entered into tenant leases that provide for tenants to share in the operating and real estate taxes on a pro rata basis, as defined in the leases, with expiration dates ranging from 1998 to 2008. Future minimum rentals to be received under tenant leases in effect at December 31, 1997 are as follows:

                              1998                                             $   9,389,349
                              1999                                                 6,871,643
                              2000                                                 6,015,054
                              2001                                                 4,795,611
                              2002                                                 3,038,196
                              2003 and thereafter                                  9,217,579
                                                                                -------------
                                         Total                                 $  39,327,432
                                                                                -------------
                                                                                -------------

                      AIRPORT SQUARE ACQUISITION PROPERTIES

               Combined Statement of Revenue and Certain Expenses
                 for the three months ended March 31, 1998
                                  (Unaudited)

Revenue:

     Base rents                                                         $   2,528,119
     Tenant reimbursements                                                     64,232
     Interest income                                                            4,016
                                                                         -------------
                  Total revenue                                             2,596,367
Certain expenses:
     Property operating                                                       390,854
     Maintenance                                                              295,038
     Real estate taxes                                                        118,971
     General and administrative                                                 5,931
                                                                         -------------
                  Total certain expenses                                      810,794
                                                                         -------------
Revenue in excess of certain expenses                                   $   1,785,573
                                                                         -------------
                                                                         -------------
